Exhibit 99.1

CONFIDENTIAL DRAFT

Rithm Capital Corp. Completes Acquisition of Sculptor Capital Management

NEW YORK, November 17, 2023 – Rithm Capital Corp. (NYSE: RITM; “Rithm”) today completed its previously announced acquisition of Sculptor Capital Management Inc. (“Sculptor”) for $12.70 per Class A share in a transaction valued at approximately $719.8 million. In connection with the completion of the transaction, Sculptor's common stock will cease trading on the New York Stock Exchange and will be delisted.

“The completion of this transaction is a significant milestone for our team and an important next step in the growth and evolution of Rithm,” said Michael Nierenberg, Chairman, Chief Executive Officer, and President of Rithm Capital. “We are excited to bring together our talented teams and create a superior global asset management business focused on delivering significant, long-term value for our shareholders and fund investors.”

Jimmy Levin, Chief Investment Officer and Executive Managing Partner of Sculptor said “We are extremely happy to combine forces with Rithm.  This transaction positions us for long-term success and our team is invigorated to continue our mission of providing attractive returns to our fund investors.”

Citi acted as the exclusive financial advisor to Rithm and Skadden, Arps, Slate, Meagher & Flom LLP and Debevoise & Plimpton LLP served as legal counsel to Rithm. PJT Partners acted as financial advisor and Latham & Watkins LLP acted as legal counsel to Sculptor’s Special Committee. J.P. Morgan Securities LLC acted as financial advisor, Ropes & Gray LLP acted as legal counsel, and Gibson Dunn & Crutcher LLP, as tax counsel to Sculptor.

About Rithm Capital

Rithm Capital is an asset manager focused on the real estate and financial services industries. Rithm Capital’s investments in operating entities include leading origination and servicing platforms held through its wholly-owned subsidiaries, Newrez LLC, Caliber Home Loans Inc., and Genesis Capital LLC, as well as investments in affiliated businesses that provide residential and commercial real estate related services. The Company seeks to provide attractive risk-adjusted returns across interest rate environments. Since inception in 2013, Rithm Capital has delivered approximately $4.9 billion in dividends to shareholders. Rithm Capital is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes and is headquartered in New York City.

About Sculptor

Sculptor is a leading global alternative asset manager and a specialist in opportunistic investing. For over 25 years, Sculptor has pursued consistent outperformance by building an operating model and culture which balance the ability to act swiftly on market opportunity with rigorous diligence that minimizes risk. Sculptor’s model is driven by a global team that is predominantly home-grown, long tenured and incentivized to put client outcomes first. With offices in New York, London and Hong Kong, Sculptor invests across credit, real estate and multi-strategy platforms in all major geographies. As of November 1, 2023, Sculptor had approximately $32.8 billion in assets under management.

Cautionary Note Regarding Forward-Looking Statements

Certain information in this press release may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of current or historical fact, contained in this press release may be forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” (or the negative of these terms) and other similar expressions are intended to identify forward-looking statements. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond Rithm’s control, which could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Cautionary Statements Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Rithm’s and Sculptor’s most recent annual and quarterly reports and other filings filed with the U.S. Securities and Exchange Commission, which are available on both companies’ websites (www.rithmcap.com and www.sculptor.com).

CONFIDENTIAL DRAFT

Factors which could have a material adverse effect on Rithm’s and Sculptor’s operations and future prospects include, but are not limited to, the following risks relating to the transactions, including in respect of litigation related to the transactions; the impact of the transactions on each company’s business operations (including the threatened or actual loss of employees, clients or suppliers); the inability to obtain, or delays in obtaining, cost savings and synergies from the transactions; incurrence of unexpected costs and expenses in connection with the transactions; risks related to changes in the financial, equity and debt markets; and risks related to political, economic and market conditions. In addition, the risks to which Sculptor’s business is subject, including those risks described in Sculptor’s periodic reports filed with the U.S. Securities and Exchange Commission, could adversely affect the transactions and, following the completion of the transactions, our operations and future prospects.

New risks and uncertainties emerge from time to time, and it is not possible for Rithm to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and Rithm expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Rithm’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Contacts

Rithm – Investor Relations
212-850-7770
ir@rithmcap.com

Rithm – Media
Jon Keehner / Sarah Salky / Erik Carlson
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449
ritm-jf@joelefrank.com

Sculptor – Shareholder Services
Ellen Conti
Sculptor
212-719-7381
investorrelations@sculptor.com

Sculptor – Media Relations
Jonathan Gasthalter
Gasthalter & Co.
212-257-4170
sculptor@gasthalter.com